Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 5, 2011, in the Registration Statement (Form F-1) and related Prospectus of Youku.com Inc. dated May 5, 2011.

/s/ Ernst & Young Hua Ming

Beijing, People’s Republic of China

May 5, 2011